Exhibit 23.2

Consent of Independent Auditors

We consent to the use of our report dated February 15, 2022, with respect to the financial statements of Medici Ventures, L.P., incorporated herein by reference.

/s/ KPMG LLP

Salt Lake City, Utah
August 4, 2023